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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 31, 2000

                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)

                                    000-26952
                            (Commission File Number)

                  DE                              33-0676350
     (State of other jurisdiction     (I.R.S. Employer Identification No.)
          of incorporation)

                    10070 Mesa Rim Road, San Diego, CA 92121
             (Address of principal executive offices, with zip code)

                                 (858) 623-3265
              (Registrant's telephone number, including area code)

                               Sync Research, Inc.
                                    12 Morgan
                                Irvine, CA 92618
          (Former name or former address, if changed since last report)




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Item 1.  Changes in Control of Registrant.

         On August 31, 2000, Entrada Networks, Inc. (formerly Sync Research, Inc.) (the "Company") completed its merger with the wholly-owned network access subsidiary of Osicom Technologies, Inc., a New Jersey corporation ("Osicom"). As consideration for the merger, Osicom received shares of the Company's common stock equal to the number of shares of the Company's common stock outstanding immediately prior to the merger, and the Company became the owner of all of the outstanding capital stock of Osicom's network access subsidiary (the "Acquired Subsidiary"). In connection with the merger, the Company also changed its name to Entrada Networks, Inc.

         The merger was originally announced on April 11, 2000 and was approved by the Company's stockholders at the Annual Meeting of Stockholders of the Company on August 30, 2000. Osicom currently owns approximately 48.9% of the outstanding common stock of the Company.

Item 2.  Acquisition or Disposition of Assets.

         See Item 1 above.

Item 5.  Other Events.

         The Company has moved its principal executive offices to 10070 Mesa Rim Road, San Diego, California 92121.

Item 7.  Financial Statements and Exhibits.

         The audited financial statements of the Acquired Subsidiary for the three years ended January 31, 2000 and the unaudited financial statements for the three months ended April 30, 2000 are incorporated hereby by reference to the Registrant's Registration Statement on Form S-4 (No. 333-37510) filed on August 3, 2000.

         The financial statements of the Acquired Subsidiary for the six months ended July 31, 2000 and the required pro forma financial information will be filed not later than November 15, 2000.

Item 8.  Change in Fiscal Year.

         The Company has determined to change its fiscal year from that used in its most recent filings with the Securities and Exchange Commission. The determination was made on August 31, 2000 and the date of the new fiscal year end will be January 31. The form on which the report covering the transition period will be made will be Form 8-K/A or Form 10-Q.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENTRADA NETWORKS, INC.
Date: September 19, 2000
                                       /s/ Kanwar J.S. Chadha
                                       ---------------------------------------
                                       Kanwar J.S. Chadha
                                       President and Chief Executive Officer



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